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                                                                 Exhibit 10.1

                               F.N.B. CORPORATION

                      RESTRICTED STOCK UNIT AWARD AGREEMENT
                 (PURSUANT TO 2007 INCENTIVE COMPENSATION PLAN)

         This Restricted Stock Unit Award Agreement (the "Agreement") is between ________________ ("Participant") and F.N.B. Corporation ("F.N.B.") and sets forth the terms and conditions of the award of Restricted Stock Units granted to Participant on January 16, 2008 ("Grant Date") by the Compensation Committee of the Board of Directors (the "Committee") of F.N.B. pursuant to the terms of the 2007 Incentive Compensation Plan (the "Plan"). The terms of the Plan are incorporated herein by reference, including the definitions of terms contained in the Plan. Unless the context indicates otherwise, all references in this Agreement to "F.N.B." shall mean F.N.B. and its direct and indirect subsidiaries and affiliates.

                                    RECITALS

         WHEREAS, F.N.B.'s Board and shareholders have adopted and approved the F.N.B. Corporation 2007 Incentive Compensation Plan ("Plan"); and

         WHEREAS, F.N.B. is committed to be a high dividend paying corporation; and

         WHEREAS, F.N.B. intends to award certain management employees for F.N.B.'s long term performance which is designed to deliver total shareholder return by combining a strong dividend yield with earnings per share growth for the purpose of attaining a corresponding share price appreciation; and

         WHEREAS, F.N.B. believes these awards will align management's interest with those of the shareholders; and

         WHEREAS, the Participant has accepted the grant of the Restricted Stock Units and agree to the terms and conditions stated below:

SECTION 1. PURPOSE. The purpose of this award is to align Participant's interest with that of F.N.B. shareholders by attaining total shareholder return through a combination of an attractive dividend yield and earnings per share growth over the performance period, which is consistent with F.N.B.'s investment thesis of achieving total shareholder return of nine to twelve percent.

SECTION 2. RESTRICTED STOCK UNIT AWARD. Subject to the provisions of this Agreement and the provisions of the Plan, F.N.B. hereby grants to Participant ______ restricted stock units evidencing a right to receive ______ shares of common stock of F.N.B. (the "Target Amount") provided that the applicable Vesting Requirements described in 3(a)(i)(1), (2) and (3) of this Agreement have been met. These Restricted Stock Units are notational units of measurement denominated in shares of F.N.B. common stock (i.e., one restricted stock unit is equivalent to one share of F.N.B. common stock). The restricted stock units represent an unfunded, unsecured deferred compensation obligation of F.N.B.

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SECTION 3.   VESTING.

(a) All, a portion, a multiple or none of Participant's Target Amount will vest subject to the following terms and conditions:

         (i) TIME AND PERFORMANCE REQUIREMENTS. Subject to the forfeiture and accelerated vesting provisions set forth in Section 4 hereof, the Target Amount shall become vested in shares of F.N.B. common stock and shall become deliverable in the amount described in Section 3(b) hereof (provided such delivery is otherwise in accordance with federal and state laws) to the Participant on March 1, 2012 ("Vesting Date"), provided each of the following three vesting requirements set forth in
                  Section 3(a)(i)(1), (2) and (3) below, are satisfied, which shall hereinafter be referred to as the "Vesting Requirements."

                  (1) SERVICE REQUIREMENT. Participant remains continuously employed by F.N.B. from the Grant Date through the Vesting Date; and

                  (2) FIRST PERFORMANCE TRIGGER. F.N.B.'s relative return on average tangible equity ("ROATE"), as calculated under Section 3(c)(i) herein, during the four year period beginning on January 1, 2008, and ending on December 31, 2011 (the "Performance Period"), is greater than or equal to the 50th percentile of the peer financial institutions' (identified in Schedule 1 attached hereto and hereinafter referred to as the "Peer Financial Institutions") ROATE during the Performance Period as approved by the Committee on January 16, 2008 ("ROATE Performance Goal"); and

                  (3) SECOND PERFORMANCE TRIGGER. F.N.B.'s diluted earnings per share growth during the Performance Period ("F.N.B. EPS Growth") is greater than zero, and at or above the 20th percentile of the Peer Financial Institutions' diluted earnings per share growth (Peer Financial Institutions' EPS Growth") during the Performance Period, as calculated under Section 3(c)(ii) herein.

(b) DETERMINATION OF VESTED RESTRICTED STOCK UNITS AWARD AMOUNT. Provided the Vesting Requirements are met, the number of the Participant's restricted stock units that will become vested on the Vesting Date will be determined as follows:

         (i) Maximum. If F.N.B.'s EPS Growth is at or above the 60th percentile of the Peer Financial Institutions' EPS Growth during the Performance Period, then the vested amount shall be
                  1.75 times the Target Amount ("Maximum Amount");

         (ii) Target. If F.N.B.'s EPS Growth is at the 35th percentile of the Peer Financial Institutions' EPS Growth during the Performance Period, then the vested amount shall be the Target Amount;

         (iii) Threshold. If F.N.B.'s EPS Growth is at the 20th percentile of the Peer Financial Institutions' EPS Growth during the Performance Period, then the vested amount shall be 0.5 times the Target Amount ("Threshold Amount"); and


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         (iv)     Interpolation Between Levels. For amounts between the
                  Threshold and Target levels or between the Target and Maximum levels, straight line interpolation, rounded up to the next whole share, will be used to determine the number of restricted stock units that shall vest on the Vesting Date. For purposes of this Agreement, the amount of the Participant's award that vests under the calculation set forth under this Section 3(b) of the Agreement shall be referred to herein as the "Award Amount."

(c) FINANCIAL PERFORMANCE MEASUREMENTS.

         (i) F.N.B. ROATE. For purposes of this Agreement, the calculation of F.N.B.'s ROATE for the Performance Period shall be computed by taking the average of F.N.B.'s ROATE for each year in the Performance Period and comparing that to the average ROATE for the Peer Financial Institutions for each year in the Performance Period. ROATE is calculated for each year in the Performance Period by taking net income and adding back the after-tax effect of the amortization of acquisition-related intangible assets, divided by average shareholders' equity minus average acquisition-related intangible assets;

          (ii) F.N.B. AND PEER FINANCIAL INSTITUTIONS' EPS. For purposes of this Agreement, the calculation of F.N.B.'s earnings per share growth for the four-year Performance Period shall be computed by taking the average of F.N.B.'s annual diluted EPS growth for each year in the four-year Performance Period and comparing that to the average annual diluted EPS growth for the Financial Institutions Peer Group for each year in the four-year Performance Period.

SECTION 4. FORFEITURE; TERMINATION OF EMPLOYMENT; AND ACCELERATED VESTING OF RESTRICTED STOCK UNITS. Upon the effective date of the termination of Participant's employment with F.N.B., the Restricted Stock Units shall immediately be forfeited and returned to the Company by the administrator of this award program without consideration or future action being required of the Company; except that notwithstanding the foregoing, in the event such termination is a result of the following circumstances:

(a) DEATH. The Target Amount shall automatically vest (to the extent this award has not been previously forfeited) and become payable in accordance with Section 7 hereof immediately upon Participant's death between the Grant Date and the Vesting Date.

(b) DISABILITY. Provided the Vesting Requirements, except for the service requirement set forth at Section 3(a)(i)(1) hereof, have been met, the Participant shall be entitled to vesting on the Vesting Date in an amount not less than the pro rata amount of the Award Amount for the number of full months of the Performance Period (Participant shall be credited with working the full month of January 2008) the Participant worked before the Participant became a "Disabled Participant" (as defined in the Plan) as a portion of the total number of months (including January 2008) in the Performance Period. The number of restricted stock units the Participant is entitled to have vest as a result of becoming a "Disabled Participant" and payable in accordance with Section 7 hereof, shall be calculated by multiplying the Award Amount by the fraction, the numerator of which is the number of full months (including credit for the full month of January 2008) the Participant



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worked during the Performance Period before the date Participant became a
"Disabled Participant," and the denominator of which is forty-eight (48), representing the total number of months in the Performance Period.

(c) EARLY RETIREMENT. Provided the Vesting Requirements have been met, except for the service requirement set forth at Section 3(a)(i)(1) hereof, the Participant shall be entitled to vesting on the Vesting Date of not less than the pro rata amount of the Award Amount, payable in accordance with Section 7 hereof, for the number of full months of the Performance Period (Participant shall be credited with working the full month of January 2008) during which Participant remained employed until the effective date of the Participant's "Early Retirement," as this term is defined in the Plan (i.e., from the Grant Date to the actual date of the Participant's Early Retirement). The number of Participant's restricted stock units that Participant is entitled to have vest under this Agreement upon Participant's "Early Retirement" shall be calculated by multiplying the Award Amount by the fraction, the numerator of which is the number of full months the Participant worked during the Performance Period before the Participant's actual Early Retirement date, and the denominator of which is forty-eight (48), representing the total number of months in the Performance Period.

(d) NORMAL RETIREMENT. The service vesting requirement set forth under Section 3(a)(i)(1) of this Agreement shall be waived upon Participant's "Normal Retirement" (as that term is defined in the Plan) in calendar years 2009, 2010 and 2011 and Participant's award shall be entitled to vest on the Vesting Date in the Award Amount, and payable in accordance with Section 7 hereof, provided the performance vesting requirements set forth at Section 3(a)(i)(2) and (3) are met; except, however, if Participant's "Normal Retirement" occurs in calendar year 2008, the amount that shall vest on the Vesting Date will be pro rated by multiplying the Award Amount by the fraction, the numerator of which is the actual number of full months the Participant worked in calendar year 2008 prior to the effective date of Participant's "Normal Retirement" (including credit for the full month of January 2008) and the denominator of which is forty-eight
(48), representing the total number of months in the Performance Period.


(e) ACCELERATED VESTING - CHANGE IN CONTROL OR SALE.

         (i) PARTICIPANT IS AN EMPLOYEE OF F.N.B. CORPORATION OR FIRST NATIONAL BANK OF PENNSYLVANIA ("BANK"). In the event a "Change in Control" (as defined in the Plan) of F.N.B. Corporation or the Bank occurs, prior to the Vesting Date and the Participant has remained continuously employed by F.N.B. Corporation, or the Bank or non-bank affiliate since the Grant Date, the Target Amount shall immediately vest and be payable in accordance with Section 7 hereof.

         (ii) PARTICIPANT IS AN EMPLOYEE OF NON-BANK AFFILIATE. In the case where Participant is employed by a non-bank affiliate or subsidiary of F.N.B., and the Participant has remained continuously employed by the non-bank affiliate or subsidiary, or by the Bank or by F.N.B., the Participant shall be entitled to immediate vesting of not less than the pro rata amount of the Target Amount for the number of full months of the Performance Period (Participant shall be credited with working the full month of January 2008) the Participant worked before the effective date of the sale of all or substantially all of the common stock or assets (a "Sale") of the non-bank affiliate


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                  that occurs prior to the Vesting Date. The amount of
                  Participant's Target Amount that shall vest under this Agreement upon the Sale of the non-bank affiliate which employs Participant shall be calculated by multiplying the Target Amount by the fraction, the numerator of which is the number of full months the Participant worked in the Performance Period up to the Sale date, and the denominator of which is forty-eight (48), representing the total number of months in the Performance Period.

         (iii) TERMINATION OF EMPLOYMENT WHILE CHANGE IN CONTROL PENDING. For purposes of this Agreement, the termination of the Participant's employment following execution of a definitive agreement contemplating a "Change in Control" of F.N.B. or the Bank, without "Cause" (as defined in the Plan), prior to the consummation date of the "Change in Control" or such Sale, shall immediately result in full vesting at the Target Amount. In the event the Participant is an employee of a non-bank affiliate or subsidiary of F.N.B. and such Participant's employment is terminated without "Cause" while a Sale of such non-bank affiliate or subsidiary is pending, then the restricted stock units shall vest in a pro rata amount for each full month up to the effective date of the Sale.

SECTION 5. RESTRICTIONS. The Restricted Stock Units shall be subject to the following restrictions:

         (a) RESTRICTIONS ON TRANSFER. The restricted stock units may not be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to F.N.B. as a result of forfeiture of the units as provided herein and except by beneficiary designation, will or by laws of descent and distribution upon the Participant's death.

         (b) NO VOTING RIGHTS. The restricted stock units granted pursuant to this Agreement, whether or not vested, will not confer any voting rights upon the Participant, unless and until the restricted stock units are paid to Participant in shares of F.N.B. common stock.

         (c) RESTRICTED STOCK UNITS SUBJECT TO THE PLANS. The restricted stock units awarded under the Agreement are subject to the terms of the Plan. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.

SECTION 6. DIVIDEND EQUIVALENTS. Any dividend paid in cash on the shares of the F.N.B. common stock between the Grant Date and the date the Award Amount is paid to Participant under Section 7 hereof shall not be paid currently, but subject to the vesting requirements described herein, shall be converted into additional restricted stock units and delivered to Participant in accordance with Section 7 hereof. Any restricted stock units resulting from the conversion of these dividend amounts ("Dividend Units") will be considered restricted stock units for purposes of this Agreement and will be subject to all the terms, conditions and restrictions set forth herein. The Dividend Units shall be made in whole and/or fractional restricted stock units and shall be based on the "Fair Market Value" (as defined in the Plan) of the shares of F.N.B. common stock on the date of payment of any such dividend. All Dividend Units shall be subject to the same vesting requirements applicable to previously held restricted stock units in respect of which they were credited and shall be payable in accordance with
Section 7 of this Agreement.


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SECTION 7. PAYMENT OF VESTED RESTRICTED STOCK UNITS. Payment of Vested
Restricted Stock Units shall be made within thirty (30) days of the Vesting Date following satisfaction of the Vesting Requirements or within thirty (30) days of an accelerated vesting event described in Section 3 herein. The Restricted Stock Units shall be paid in shares of F.N.B. common stock, after deduction of applicable minimum statutory withholding taxes as determined by F.N.B.

SECTION 8. ADJUSTMENTS AND SIGNIFICANT EVENTS.

         (a) ADJUSTMENTS. The Committee shall have the authority to make equitable adjustments to the restricted stock units in recognition of unusual or non-recurring events affecting F.N.B. or the financial statements of F.N.B. in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Additionally, the restricted stock units awarded under this Agreement shall be subject to the provisions of
Section 2.6 of the Plan relating to adjustments for changes in corporate capitalization.

         (b) SIGNIFICANT EVENTS. In accordance with the terms of the Plan the Committee may determine the occurrence of a "significant event" which the Committee expects to have a substantial effect on the measurement of F.N.B.'s ROATE Performance Goal or F.N.B.'s EPS Growth specified in this Agreement and therefore, the Committee has sole discretion to establish a revised F.N.B. ROATE or F.N.B. EPS Growth measurement or other performance measurement as it shall deem necessary and equitable for purposes of maintaining the objective of the Award Amount award contemplated by this Agreement. Such modification of the performance measurement specified in this Agreement by the Committee shall ensure that the F.N.B.'s ROATE Performance Goal or F.N.B. on Peer Institutions' EPS Growth or measurement thereof, or establishment of new performance measurements shall in no event be detrimental to the Participant and shall be consistent with any adjustment to the Company's capital structure during the Performance Period. Such "significant events" contemplated herein may include, but not be limited to, capital raises, stock splits, stock buybacks, sale of business units, business restructuring charges, merger related costs, non-recurring activities, and other comparable events.

SECTION 9. NO RIGHT OF EMPLOYMENT. Nothing in this Agreement shall confer upon the Participant any right to continue as an employee of F.N.B. nor interfere in any way with the right of F.N.B. to terminate the Participant's employment at any time or to change the terms and conditions of such employment.

SECTION 10. PARTICIPANT BOUND BY PLAN. The Participant hereby acknowledges receipt of an e-mail from the Company which includes attachments containing copies of (a) the Plan and (b) the Prospectus relating to the Plan in connection with the registration of F.N.B. common stock under the Securities Act of 1933, as amended, and the Participant agrees to be bound by all the terms and provisions thereof. The Participant may receive a free hard copy of these Plan prospectus documents by requesting a copy from the Company Human Resources Department. To the extent of any inconsistency between the terms of this Agreement and the terms of the Plan, the latter shall govern. All capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Plan.


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SECTION 11. NOTICES. Any notice hereunder to the Company shall be addressed to it at its office, F.N.B. Corporation, One South Hermitage Road, Hermitage, Pennsylvania 16148, c/o Human Resources Department, and any notice hereunder to the Participant shall be addressed to him/her at his/her address provided to Company from time to time, subject to the right of either party to designate at any time hereafter in writing some other address.

SECTION 12. CONSTRUCTION AND DISPUTE RESOLUTION. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflict of laws. All headings in this Agreement have been inserted solely for convenience of reference only, are not to be considered a part of this Agreement, and shall not affect the interpretation of any of the provisions of this Agreement. In the event of any dispute or claim relating to or arising out of this Agreement, the Participant and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association ("AAA") in Mercer County, Pennsylvania in accordance with the AAA's National Rules for the Resolution of Employment Disputes. The Participant acknowledges that by accepting this arbitration provision he/she is waiving any right to a jury trial in the event of a covered dispute. The arbitrator may, but is not required, to order that the prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any arbitration arising out of this Agreement.

SECTION 13. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, F.N.B. Corporation has caused this Restricted Stock Unit Award Agreement to be executed on its behalf by its authorized officer and the Participant has executed this Restricted Stock Unit Award Agreement, both as of the day and year first above written.


                                                F.N.B. CORPORATION



                                                BY:
                                                    --------------------------
                                                    STEPHEN GURGOVITS



                                                    --------------------------
                                                    [PARTICIPANT'S NAME]





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                                   SCHEDULE 1

                             LTIP - 2008 PEER GROUP


   TICKER                COMPANY                        STATE
-------------------------------------------------------------------------------

SRCE            1St Source Corp                      Indiana

AMFI            Amcore Financial Inc                 Illinois

CBC             Capitol Bancorp Ltd                  Michigan

CHFC            Chemical Financial Corp              Michigan

CRBC            Citizens Republic Bancorp            Michigan

CBSH            Commerce Bancshares Inc              Missouri

CBU             Community Bank System Inc.           New York

FCF             First Commonwlth Finl Cp             Pennsylvania

FFBC            First Finl Bancorp Inc               Ohio

FRME            First Merchants Corp                 Indiana

FMBI            First Midwest Bncorp Inc.            Illinois

FMER            FirstMerit Corp                      Ohio

FULT            Fulton Financial Corp                Pennsylvania

HNBC            Harleysville Natl Corp               Pennsylvania

HTLF            Heartland Financial Usa Inc          Iowa

IBCP            Independent Bank Corp                Michigan

IFC             Irwin Financial Corp                 Indiana

MBFI            MB Financial Inc                     Illinois

NBTB            N B T Bancorp Inc                    New York

NPBC            National Penn Bancshares Inc.        Pennsylvania

ONB             Old National Bancorp                 Indiana

PRK             Park National Corp                   Ohio

PVTB            Privatebancorp Inc                   Illinois

PBKS            Provident Bankshares Corp            Maryland

STBA            S & T Bancorp Inc                    Pennsylvania

SBNY            Signature Bank                       New York

SNBC            Sun Bancorp Inc                      New Jersey

SUSQ            Susquehanna Bancshares Inc           Pennsylvania

TAYC            Taylor Capital Group Inc             Illinois

TCB             TCF Financial Corp                   Michigan

UMBF            UMB Financial Corp                   Missouri

UBSI            United Bankshares Inc                West Virginia

VLY             Valley National Bancorp              New Jersey

WSBC            Wesbanco Inc                         West Virginia

WL              Wilmington Trust Corp                Delaware

WTFC            Wintrust Financial Corp              Illinois

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